EXHIBIT 10.1

ORDER / SOLICITATION / OFFER / AWARD

OFFEROR TO COMPLETE BLOCKS 13, 14, 16, 18, 23, 24 and 28

1. REQUISITION NO.

PAGE 1 OF 1

2. CONTRACT/ORDER NO.	3. AWARD/ EFFECTIVE DATE	4. MASTER/AGENCY CONTRACT NO.	5. SOLICITATION NO.	6. SOLICITATION ISSUE DATE
			1CTELE-05-A-3002	06/10/2005

7. For Solicitation Information Call	a. NAME	b. TELEPHONE NO.	c. FAX NO.	8. OFFER DUE DATE/TIME
	Patrick J. Freeman, C.P.M.	(336) 665-2876	(336) 665-2866	06/27/2005 1700 ED

9. ISSUED BY

DIE-TEL, CMC
Telecommunications CT
United States Postal Service
PO Box 27496
Greensboro NC 27498-0001

EMAIL: patrick.j.freeman@usps.gov

10. ACO CODE: 1CTELE

11. SOLICITATION METHOD
- [ ] RFQ
- [X] RFP
- [ ] ORAL

12. DELIVERY FOR FOB DESTINATION UNLESS BLOCK IS CHECKED
- [ ] SEE SCHEDULE

13. DISCOUNT TERMS

14a. SUPPLIER

TEL: FAX:

EMAIL:

15a. BILLING ADDRESS

Billing will be specified
with each delivery order

14b. [ ] CHECK BOX IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER

15b. SUBMIT INVOICES TO ADDRESS SHOWN BLOCK 15a UNLESS BLOCK IS CHECKED [ ] SEE ADDENDUM

16. TYPE OF BUSINESS ORGANIZATION *(Check all that apply)*

a. [ ] MINORITY BUSINESS
[ ] BLACK AMERICAN
[ ] HISPANIC AMERICAN
[ ] NATIVE AMERICAN
[ ] ASIAN AMERICAN

b. [ ] WOMAN-OWNED
c. [ ] SMALL BUSINESS
d. [ ] EDUCATIONAL INSTITUTION
e. [ ] NON-PROFIT ORGANIZATION
f. [ ] NONE OF THE ABOVE ENTITIES

17a. DELIVERY ADDRESS

Delivery will be individual orders

18. TAXPAYER IDENTIFICATION NO:

17b. TELEPHONE NO:

17c. DELIVER BY/END DATE:

19. ITEM NO	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
	Period of Performance: 07/15/2005 to 07/14/2006				
00001	" Radio Devices" (National Scope)	1	YR		

25. TOTAL AWARD AMOUNT *(USPS Use Only)*

26. [X] The supplier is required to sign this document and return 1 copies to the issuing office. The supplier agrees, subject to the terms and conditions specified herein, to provide and deliver all items identified above and on any additional sheets.

27. [ ] Award of Contract: Your offer on Solicitation (block 5) is accepted as to items

28a. SIGNATURE OF SUPPLIER

29a. UNITED STATES POSTAL SERVICE *(SIGNATURE OF CONTRACTING OFFICER)*

28b. PRINTED NAME AND TITLE OF SUPPLIER	28c. DATE SIGNED	29b. PRINTED NAME OF CONTRACTING OFFICER	29c. DATE SIGNED
		Patrick J. Freeman, C.P.M.	

PS Form 8203 (March 2002)

1CTELE-05-A-3002

PART 1 – SCHEDULE

2

SCOPE AND NARRATIVE

2

ITEMS AND PRICES

2

ACKNOWLEDGMENT OF AMENDMENTS

3

REMITTANCE ADDRESS

3

PRIVACY ACT STATEMENT

3

PART 2 - PROVISIONS

4

PROVISION 2-5 Evaluation Exclusive of Unpriced Options (May 2005)

4

PROVISION 4-1 Standard Solicitation Provisions (May 2005)

4

PROVISION 4-2 Evaluation (May 2005) (4.2.2)

5

PROVISION 4-3 Representations and Certifications (May 2005) (4.2.2)

5

PART 3 - CONTRACT CLAUSES

8

CLAUSE B-3 Contract Type (May 2005) (B.1.2)

8

CLAUSE 2-20 Option to Renew (with Preliminary Notice) (May 2005)

8

CLAUSE 2-39 Ordering (May 2005)

9

CLAUSE 2-40 Delivery-Order Limitations (May 2005)

9

CLAUSE 2-43 Requirements (May 2005)

9

CLAUSE 3-2 Participation of Small, Minority, and Woman-owned Businesses (February 2005)

9

CLAUSE 4-1 General Terms and Conditions (May 2005)

10

CLAUSE 4-2 Contract Terms and Conditions Required to Implement Policies, Statutes or

Executive Orders (May 2005)

12

CLAUSE 4-16 Substitution of Information Technology (May 2005)

13

DELIVERABLE REPORTS (Clause OB-37) (Revised June 2005)

14

PART 4 - LIST OF DOCUMENTS, EXHIBITS, AND OTHER ATTACHMENTS

15

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PART 1 – SCHEDULE

SCOPE AND NARRATIVE

a. The Postal Service is soliciting proposals to provide "Radio Devices and Accessories".  The USPS requires a communication device for its smaller non-processing facilities in order for employees, management, and Law Enforcement to communicate.  The USPS wants to make use of the latest radio technology to provide enhanced communications capabilities while keeping the communications system compact, simple and user friendly.  Attachment 1 – “Statement of Work” outlines the equipment requirements for this solicitation.

b. The period of performance of this contract is for a one-(1) year period from the date of award and contains four-(4), one-(1) year renewals.  Either party, upon receipt of a 180-day written notice from either the USPS Contracting Officer or the authorized supplier representative, may terminate the contract(s) resulting from this solicitation.  Otherwise, termination is in accordance with Clause 4-1.

c. This solicitation will become the contract document upon selection of successful supplier(s).  Resulting contract(s) will be categorized as MANDATORY USE contracts implemented on a national basis.  The coverage area for the contract shall be the 48 contiguous states, Alaska, Hawaii, and Puerto Rico as well as any other United States territory or location where the postal service has facility offices.

d. The proposed contract vehicle is a "Requirements Contract" which would award all the potential postal business for this category of equipment to a successful supplier.  Interested suppliers must respond in writing to this notice by submitting a priced proposal in accordance with the solicitation proposal requirements outlined in Provision 4-1.  There is no current value estimate for this contract award and no guarantied order quantity.

e. Proposals will be evaluated in accordance with Provision 4-2.

 ITEMS AND PRICES

a. Unit Pricing - All proposed pricing will be FOB Destination pricing.  The Postal Service is requesting pricing for two devices that meet the SOW requirements.  Pricing for the two devices must be submitted for the following quantities:

(1 – 10, 11- 50, 50 – 100, 100 – 250, 250 – 500 & 500+)

The Postal Service is also requesting accessory pricing (batteries, antennas, carrying solutions, chargers, etc) for all accessories that correspond to the two priced radio devices.  This pricing must be FOB Destination pricing and show the same quantity segmentation pricing and the radio devices.  All radio devices and accessories must include the manufacturer’s model number.

b. Demo Units - Potential Suppliers will provide two-(2) fully functional, demo radio models (product samples) with batteries and standard accessories to be shipped, by the proposal submission date, to the address below.  These units will meet the requirements in Attachment 1 – SOW and will be same units as priced in the supplier proposal offering.  These demo units will be return promptly at the conclusion of the evaluation.

Attn: Warren Schwartz (919) 501-9049

RITSC Telecommunications

4200 Wake Forest Rd

Raleigh, NC 27668-9700

c. Warranty – As part of the supplier’s proposal; the standard manufacturer’s warranty shall be provided for all equipment on the pricing worksheet.  The supplier may improve the warranty by extending the effective term of the warranty or by providing other warranty benefits.  Improvements to the standard warranty terms should be identified clearly.  This submission will be evaluated as part of the “proposal specific factors” evaluation.

d. Maintenance and Support Plan – Potential suppliers may offer a “maintenance and support plan” to complement their offer.  This support plan should include as a minimum, service level parameters, shipping plan for repairables, and annual pricing schedules.  This plan will be evaluated as a component of the overall priced proposal.

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ACKNOWLEDGMENT OF AMENDMENTS

The offeror acknowledges receipt of amendments to the solicitation numbered and dated as follows:

Amendment Number

Date

Amendment Number

Date

____________

________

____________

________

____________

________

____________

________

____________

________

____________

________

____________

________

____________

________

____________

________

____________

________

REMITTANCE ADDRESS

Remittance Address (if different from Block 14a, PS Form 8203)

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

PRIVACY ACT STATEMENT

To the extent that the information you provide is about an individual, the Privacy Act will apply.  Collection of that information is authorized by 39 USC 401.  As a routine use, the information may be disclosed to an appropriate government agency, domestic or foreign, for law enforcement purposes; where pertinent, in a legal proceeding to which the USPS is a party or has an interest; to a government agency in order to obtain information relevant to a USPS decision concerning employment, security clearances, contracts, licenses, grants, permits, or other benefits; to a government agency upon its request when relevant to its decision concerning employment, security clearances, security, or suitability investigations, contracts, licenses, grants, or other benefits; to a congressional office at your request; to an expert, consultant, or other person under contract with the USPS to fulfill an agency function; to the Federal Records Center for storage; to the Office of Management and Budget for review of private relief legislation; to an independent certified public accountant during an official audit of USPS finances; to an investigator, administrative judge or complaints examiner appointed by the Equal Employment Opportunity Commission for investigation of a formal EEO complaint under 29 CFR 1614; to the Merit Systems Protection Board or Office of Special Counsel for proceedings or investigations involving personnel practices and other matters within their jurisdiction; to a labor organization as required by the National Labor Relations Act; to a federal, state or local agency, financial institution or other appropriate entity for the purpose of verifying an individual's or entity's eligibility or suitability for engaging in a transaction.  In addition, the following disclosures may be made to any person: a solicitation mailing list when a purchase is highly competitive and competitions will not be harmed by release, or to provide an opportunity for potential subcontractors seeking business; a list of lessors of real or personal property to the Postal Service; a list of entities with whom the Postal Service transacts for goods or services, interests in real property, construction, financial instruments, or intellectual property; and the identity of the successful offeror.  Completion of this form is voluntary; however, if this information is not provided, we will be unable to process your request.

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PART 2 - PROVISIONS

PROVISION 2-5 Evaluation Exclusive of Unpriced Options (May 2005)

The Postal Service will evaluate the unpriced option at the time the option is exercised.

PROVISION 4-1 Standard Solicitation Provisions (May 2005)

a. Proposal Deliverables below must be emailed to the contract administrator  patrick.j.freeman@usps.gov by the submission date listed on the cover page, block 8.  The following constitutes the proposal deliverable requirements:

1.

Signed copy of solicitation with the following sections filled out:

Page 1 - block 14a, 14b, 16, 18, 28a, b, c.

Page 3 – Remittance Address

Page 5, 6 & 7 - Representations and Certifications

2.

Two-(2) fully functional, Demo Models Units.

3.

Pricing of Demo units (product samples) and accessories.

4.

Warranty terms and proposed warranty improvements.

5.

Proposed delivery schedule for the quantities above.

6.

Maintenance and Support Plan Description and pricing.

b. Submission of Offers. Submit signed and dated offers to the office specified in this solicitation at or before the exact time specified on this solicitation. Offers may be submitted on PS Form 8203, Order/Solicitation/Offer/Award, letterhead stationary, or as otherwise specified in the solicitation. As a minimum offers must show:

(1) Solicitation number;

(2) The name, address and telephone number of the offeror;

(3) A technical description of the items being offered in sufficient detail to evaluate compliance with the requirements in the solicitation. This may include product literature, or other documents, if necessary;

(4) Terms of any expressed warranty;

(5) Price and any discount terms;

(6) "Remit to" address, if different than mailing address;

(7) A completed copy of the representations and certifications;

(8) Acknowledgment of Solicitation Amendments;

(9) Past performance information, when included as an evaluation factor, to include recent and relevant contracts for the same or similar items, and other references (including contract numbers, point of contact, with telephone numbers, and other relevant information); and

(10) If the offer is not submitted on PS Form 8203, include a statement specifying the extent of agreement with all terms and conditions and provisions included in the solicitation. Offers that fail to furnish required representations or information, or reject the terms and conditions of the solicitation may be excluded from consideration.

c. Product Samples. When required by the solicitation, product samples must be submitted at or prior to the time specified for receipt of offers. Unless otherwise specified in the solicitation, these samples must be submitted at no expenses to the Postal Service and returned at the sender's request and expense, unless they are destroyed during preaward testing.

d. Multiple Offers. Offerors are encouraged to submit multiple offers presenting alternative terms and conditions or commercial items for satisfying the requirements of this solicitation. Each offer submitted will be evaluated separately.

e. Late Offers. Offers or modifications of offers received at the address specified for the receipt of offers after the exact time specified for receipt of offers will not be considered unless determined to be in the best interests of the Postal Service.

f. Type of Contract. The Postal Service plans to award a Requirements type of contract under this solicitation, and all proposals must be submitted on this basis. Alternate proposals based on other contract types will [_] will not X  be considered.

1CTELE-05-A-3002

g. Contract Award. The Postal Service may evaluate offers and award a contract without discussions with offerors. Therefore, the offeror's initial offer should contain the offeror's best terms from a price and technical standpoint. Discussions may be conducted if the Postal Service determines they are necessary. The Postal Service may reject any or all offers if such action is in the best interest of the Postal Service; accept other than the lowest offer, and waive informalities and minor irregularities in offers received.

h. Multiple Awards. The Postal Service may accept any item or group of items of an offer, unless the offeror qualifies the offer by specific limitations. Unless otherwise provided in the Schedule, offers may not be submitted for quantities less than those specified. The Postal Service reserves the right to make an award on any items for quantity less than the quantities offered, at the unit prices offered, unless the offeror specifies otherwise in the offer.

i. Incorporation by Reference. Wherever in this solicitation or contract a standard provision or clause is incorporated by reference, the incorporated term is identified by its title, the provision or clause number assigned to it in the Postal Service's Interim Internal Purchasing Guidelines, and its date. The text of incorporated terms may be found in Appendix A (for provisions), or Appendix B (for clauses) of the Interim Internal Purchasing Guidelines, accessible online at www.usps.com/business. If checked, the following provision is incorporated in this solicitation by reference:

(Contracting officer will check as appropriate.)

[_] Provision 3-1, Notice of Small, Minority, and Woman-owned Business Subcontracting Requirements (May 2005)

PROVISION 4-2 Evaluation (May 2005) (4.2.2)

a. General. The Postal Service will award a contract resulting from this solicitation to the offeror whose offer conforming to the solicitation is deemed to offer the Postal Service the best value, price and other factors as specified considered. The following performance evaluation factors will be used in the evaluation of offers:

1.  Solicitation (Proposal Specific Factors)

The “proposal specific factors” listed below are listed in their order of importance.

a.

Demo (Equipment) Evaluation

b.

Delivery Terms

c.

Maintenance and Support Plan

d.

Improved Warranty Offer

2.  Price Submission

Suppliers will provide pricing for the demo equipment units and all related accessories for the demo equipment.

3.  Overall Evaluation

Supplier specific and proposal specific evaluation factors, when combined are considered less important than price.

b. Options. The Postal Service will __ will not  X evaluate offers for award purposes by adding the total price for all options to the total price for the basic requirement. The Postal Service may determine that an offer is unacceptable if the option prices are significantly unbalanced. Evaluation of options will not obligate the Postal Service to exercise the option(s).

c. Notice of Award. The Postal Service may accept an offer (or part of an offer), whether or not there are discussions after its receipt, before an offer's specified expiration time, unless a written notice of withdrawal is received before award. A written notice of award or acceptance of an offer, mailed or otherwise furnished to the successful offeror within the time for acceptance specified in the offer, will result in a binding contract without further action by either party.

PROVISION 4-3 Representations and Certifications (May 2005) (4.2.2)

a. Type of Business Organization. The offeror, by checking the applicable blocks, represents that it:

(1) Operates as:

[__] a corporation incorporated under the laws of the state of _____________________;

[__] an individual;

1CTELE-05-A-3002

[__] a partnership;

[__] a joint venture;

[__] a limited liability company;

[__] a nonprofit organization; or

[__] an educational institution; and

(2) Is (check all that apply)

[__] a small business concern;

[__] a minority business (indicate minority below):

[__] Black American

[__] Hispanic American

[__] Native American

[__] Asian American:

[__] a woman-owned business; or

[__] none of the above entities.

(3) Small Business Concern. A small business concern for the purposes of Postal Service purchasing means a business, including an affiliate, that is independently owned and operated, is not dominant in producing or performing the supplies or services being purchased, and has no more than 500 employees, unless a different size standard has been established by the Small Business Administration (see 13 CFR 121, particularly for different size standards for airline, railroad, and construction companies). For subcontracts of $50,000 or less, a subcontractor having no more than 500 employees qualifies as a small business without regard to other factors.

(4) Minority Business. A minority business is a concern that is at least 51 percent owned by, and whose management and daily business operations are controlled by, one or more members of a socially and economically disadvantaged minority group, namely U.S. citizens who are Black Americans, Hispanic Americans, Native Americans, or Asian Americans. (Native Americans are American Indians, Eskimos, Aleuts, and Native Hawaiians. Asian Americans are U.S. citizens whose origins are Japanese, Chinese, Filipino, Vietnamese, Korean, Samoan, Laotian, Kampuchean (Cambodian), Taiwanese, in the U.S. Trust Territories of the Pacific Islands or in the Indian subcontinent.)

(5) Woman-owned Business. A woman-owned business is a concern at least 51 percent of which is owned by a woman (or women) who is a U.S. citizen, controls the firm by exercising the power to make policy decisions, and operates the business by being actively involved in day-to-day management.

(6) Educational or Other Nonprofit Organization. Any corporation, foundation, trust, or other institution operated for scientific or educational purposes, not organized for profit, no part of the net earnings of which inures to the profits of any private shareholder or individual.

b. Parent Company and Taxpayer Identification Number

(1) A parent company is one that owns or controls the basic business polices of an offeror. To own means to own more than 50 percent of the voting rights in the offeror. To control means to be able to formulate, determine, or veto basic business policy decisions of the offeror. A parent company need not own the offeror to control it; it may exercise control through the use of dominant minority voting rights, proxy voting, contractual arrangements, or otherwise.

(2) Enter the offeror's Taxpayer Identification Number (TIN) in the space provided. The TIN is the offeror's Social Security number or other Employee Identification Number used on the offeror's Quarterly Federal Tax Return, U.S. Treasury Form 941. Offeror's TIN: ____________________________

(3) Check this block if the offeror is owned or controlled by a parent company: [__]

(4) If the block above is checked, provide the following information about the parent company:

Parent Company's Name:_______________________________

Parent Company's Main Office:___________________________

Address:_____________________________________________

No. and Street:________________________________________

City:________________ State:______ ZIP Code:_____________

Parent Company's TIN:__________________________________

(5) If the offeror is a member of an affiliated group that files its federal income tax return on a consolidated basis (whether or not the offeror is owned or controlled by a parent company, as provided above) provide the name and TIN of the common parent of the affiliated group:

1CTELE-05-A-3002

Name of Common Parent: ______________________________

Common Parent's TIN: _________________________________

c. Certificate of Independent Price Determination

(1) By submitting this proposal, the offeror certifies, and in the case of a joint proposal each party to it certifies as to its own organization, that in connection with this solicitation:

(a) The prices proposed have been arrived at independently, without consultation, communication, or agreement, for the purpose of restricting competition, as to any matter relating to the prices with any other offeror or with any competitor;

(b) Unless otherwise required by law, the prices proposed have not been and will not be knowingly disclosed by the offeror before award of a contract, directly or indirectly to any other offeror or to any competitor; and

(c) No attempt has been made or will be made by the offeror to induce any other person or firm to submit or not submit a proposal for the purpose of restricting competition.

(2) Each person signing this proposal certifies that:

(a) He or she is the person in the offeror's organization responsible for the decision as to the prices being offered herein and that he or she has not participated, and will not participate, in any action contrary to paragraph a above; or

(b) He or she is not the person in the offeror's organization responsible for the decision as to the prices being offered but that he or she has been authorized in writing to act as agent for the persons responsible in certifying that they have not participated, and will not participate, in any action contrary to paragraph a above, and as their agent does hereby so certify; and he or she has not participated, and will not participate, in any action contrary to paragraph a above.

(3) Modification or deletion of any provision in this certificate may result in the disregarding of the proposal as unacceptable. Any modification or deletion should be accompanied by a signed statement explaining the reasons and describing in detail any disclosure or communication.

d. Certification of Nonsegregated Facilities

(1) By submitting this proposal, the offeror certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform services at any location under its control where segregated facilities are maintained. The offeror agrees that a breach of this certification is a violation of the Equal Opportunity clause in this contract.

(2) As used in this certification, segregated facilities means any waiting rooms, work areas, rest rooms or wash rooms, restaurants or other eating areas, time clocks, locker rooms or other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment area, transportation, or housing facilities provided for employees that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise.

(3) The offeror further agrees that (unless it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors before awarding subcontracts exceeding $10,000 that are not exempt from the provisions of the Equal Opportunity clause; that it will retain these certifications in its files; and that it will forward the following notice to these proposed subcontractors (except when they have submitted identical certifications for specific time periods):

Notice: A certification of nonsegregated facilities must be submitted before the award of a subcontract exceeding $10,000 that is not exempt from the Equal Opportunity clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (quarterly, semiannually, or annually).

e. Certification Regarding Debarment, Proposed Debarment, and Other Matters

(This certification must be completed with respect to any offer with a value of $100,000 or more.)

(1) The offeror certifies, to the best of its knowledge and belief, that it or any of its principals:

(a) Are [__] are not [__] presently debarred or proposed for debarment, or declared ineligible for the award of contracts by any Federal, state, or local agency;

(b) Have [__] have not [__], within the three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state, or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property;

(c) Are [__] are not [__] presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subparagraph (b) above;

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(d) Have [__] have not [__] within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for commission of fraud or a criminal offense in conjunction with obtaining, attempting to obtain, or performing a public (Federal, state or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion or receiving stolen property; and

(e) Are [__] are not [__] presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subparagraph (d) above.

(2) The offeror has [__] has not [__], within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal, state, or local agency.

(3) "Principals," for the purposes of this certification, means officers, directors, owners, partners, and other persons having primary management or supervisory responsibilities within a business entity (e.g., general manager, plant manager, head of a subsidiary, division, or business segment, and similar positions).

(4) The offeror must provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(5) A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered as part of the evaluation of the offeror's capability (see 2.1.9.c.3 of the Interim Internal Purchasing Guidelines). The offeror's failure to furnish a certification or provide additional information requested by the contracting officer will affect the capability evaluation.

(6) Nothing contained in the foregoing may be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision. The knowledge and information of an offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

(7) This certification concerns a matter within the jurisdiction of an agency of the United States and the making of a false, fictitious, or fraudulent certification may render the maker subject to prosecution under section 1001, Title 18, United States Code.

(8) The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making the award. If it is later determined that the offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Postal Service, the Contracting Officer may terminate the contract resulting from this solicitation for default.

f. Incorporation by Reference. Wherever in this solicitation or contract a standard provision or clause is incorporated by reference, the incorporated term is identified by its title, its provision or clause number assigned to it in the Postal Service's Interim Internal Purchasing Guidelines, and its date. The text of incorporated terms may be found in Appendix A (for provisions), or Appendix B (for clauses) of the Guidelines, accessible online at www.usps.com/business. If checked, the following provision(s) is incorporated in this solicitation by reference:

(Contracting officer will check as appropriate)

[_] (1) Provision 1-2, Domestic Source Certificate - Supplies (May 2005) ___

[_] (2) Provision 1-3, Domestic Source Certificate - Construction Materials (May 2005) ___

 X  (3) Provision 9-1, Equal Opportunity Affirmative Action Program (May 2005) ___

[_] (4) Provision 9-2, Preaward Equal Opportunity Compliance Review (May 2005) ___

[_] (5) Provision 9-3, Notice of Requirements for Equal Opportunity Affirmative Action (May 2005)

PART 3 - CONTRACT CLAUSES

CLAUSE B-3 Contract Type (May 2005) (B.1.2)

This is a Requirements contract.

CLAUSE 2-20 Option to Renew (with Preliminary Notice) (May 2005)

This contract is renewable, at the option of the Postal Service, by the contracting officer giving written notice of renewal to the supplier within the period specified in the Schedule; provided that, the contracting officer will have given preliminary notice of the Postal Service's intent to renew at least 60 days before this contract is to expire (such a preliminary notice will not be deemed to commit the Postal Service to renewals). If the Postal Service exercises this option for renewal, the contract as renewed includes this option clause. The duration of this contract, including renewals, may not exceed the time limit set forth in the Schedule.

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CLAUSE 2-39 Ordering (May 2005)

a. Supplies or services to be furnished under this contract will be ordered by authorized Postal Service credit card, or issuance of delivery orders, during the period and by the activities specified in the Schedule.

b. Orders may be issued in writing, by written telecommunication, electronic data interchange (EDI), or orally. Oral orders, other than authorized Postal Service credit card orders, must be confirmed in writing. Orders sent by mail are considered issued when placed in the mail.

c. The supplier must report to the contracting officer in the format and intervals specified in the Schedule all orders charged to an authorized Postal Service credit card.

d. All orders are subject to the terms and conditions of this contract. If there is any conflict between an order and this contract, the contract is controlling.

CLAUSE 2-40 Delivery-Order Limitations (May 2005)

a. When the Postal Service requires supplies or services covered by this contract in an amount less than $50.00, the Postal Service is not obligated to purchase, and the supplier is not obligated to furnish, those supplies or services under this contract.

b. The supplier is not obligated to honor:

(1) Any order for a single item in excess of $100,000.00;

(2) Any order for a combination of items in excess of $1,000,000.00; or

(3) A series of orders from the same ordering office in the course of   7 days that together call for quantities exceeding the limitations stated in subparagraph b.1 or b.2 above.

c. If this is a requirements contract, the Postal Service is not required to order a part of any one requirement from the supplier if that requirement exceeds the limitations stated in paragraph b above.

d. If it is the supplier's intent not to honor an order received that exceeds the limitations stated in paragraph b above, the supplier must return the order to the ordering office within 5 days (Contracting officer specify) after issuance, with a written notice rejecting the order and giving the reasons; the Postal Service may then obtain the supplies or services from another source.  If the supplier does not return the order with a notice of rejection as required, the supplier must honor the order as issued.

CLAUSE 2-43 Requirements (May 2005)

a. This is a requirements contract for supplies or services described in the Schedule for the period specified. The supplies or services are not purchased until ordered. If the Postal Service's requirements do not result in orders in the quantities described as estimated or maximum in the Schedule, that fact may not be the basis for an equitable price adjustment unless specifically provided elsewhere in this contract.

b. Delivery or performance must be as directed in orders issued in accordance with the Ordering clause and the contract Schedule. The supplier must furnish to the Postal Service, when ordered, the supplies or services specified in the Schedule, subject to any limitations in the Delivery-Order Limitations clause or in the contract Schedule. Orders may require delivery to multiple destinations or performance at multiple locations.

c. Except as otherwise provided in this contract, the Postal Service must order from the supplier all the supplies or services specified in the Schedule that are required to be purchased by the activity or activities identified in the Ordering clause or the Schedule.

d. The Postal Service is not required to purchase from the supplier requirements in excess of any limit on total orders under this contract.

e. If the Postal Service urgently requires delivery or performance before the earliest date specified under this contract, and if the supplier will not accept an order providing for the accelerated delivery or performance, the Postal Service may purchase the urgently required supplies or services from another source.

f. Any order issued during the effective period of this contract and not completed within that period must be completed by the supplier within the time specified in the order, and the rights and obligations of the supplier and the Postal Service with respect to the order will be the same as if the order were completed during the effective period of the contract.

CLAUSE 3-2 Participation of Small, Minority, and Woman-owned Businesses (February 2005)

a. The policy of the Postal Service is to encourage the participation of small, minority, and woman-owned business in its purchases of supplies and services to the maximum extent practicable consistent with efficient contract performance. The supplier agrees to follow the same policy in performing this contract.

b. Subject to the agreement of the supplier and the Postal Service, the supplier will report subcontracting activity on one of the following bases:

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(1) Showing the amount of money paid to subcontractors during the reporting period;

(2) Showing subcontracting activity that is allocable to this contract using generally accepted accounting practices; or

(3) A combination of the methods listed above.

c. The supplier will submit a report to the contracting officer within 15 calendar days after the end of each calendar-year quarter, describing all subcontract awards to small, minority, or woman-owned businesses. The contracting officer may require more frequent reports.

CLAUSE 4-1 General Terms and Conditions (May 2005)

a. Inspection and Acceptance. The supplier will only tender for acceptance those items that conform to the requirements of this contract. The Postal Service reserves the right to inspect or test supplies or services that have been tendered for acceptance. The Postal Service may require repair or replacement of nonconforming supplies or reperformance of nonconforming services at no increase in contract price. The Postal Service must exercise its post acceptance rights (1) within a reasonable period of time after the defect was discovered or should have been discovered and (2) before any substantial change occurs in the condition of the items, unless the change is due to the defect in the item.

b. Assignment. If this contract provides for payments aggregating $10,000 or more, claims for monies due or to become due from the Postal Service under it may be assigned to a bank, trust company, or other financing institution, including any federal lending agency, and may thereafter be further assigned and reassigned to any such institution. Any assignment or reassignment must cover all amounts payable and must not be made to more than one party, except that assignment or reassignment may be made to one party as agent or trustee for two or more parties participating in financing this contract. No assignment or reassignment will be recognized as valid and binding upon the Postal Service unless a written notice of the assignment or reassignment, together with a true copy of the instrument of assignment, is filed with:

(1) The contracting officer;

(2) The surety or sureties upon any bond; and

(3) The office, if any, designated to make payment, and the contracting officer has acknowledged the assignment in writing.

(4) Assignment of this contract or any interest in this contract other than in accordance with the provisions of this clause will be grounds for termination of the contract for default at the option of the Postal Service.

c. Changes

(1) The contracting officer may, in writing, without notice to any sureties, order changes within the general scope of this contract in the following:

(a) Drawings, designs, or specifications when supplies to be furnished are to be specially manufactured for the Postal Service in accordance with them;

(b) Statement of work or description of services;

(c) Method of shipment or packing;

(d) Places of delivery of supplies or performance of services;

(e) Delivery or performance schedule;

(f) Postal Service furnished property or facilities.

(2) Any other written or oral order (including direction, instruction, interpretation, or determination) from the contracting officer that causes a change will be treated as a change order under this paragraph, provided that the supplier gives the contracting officer written notice stating (a) the date, circumstances, and source of the order and (b) that the supplier regards the order as a change order.

(3) If any such change affects the cost of performance or the delivery schedule, the contract will be modified to effect an equitable adjustment.

(4) The supplier's claim for equitable adjustment must be asserted within 30 days of receiving a written change order. A later claim may be acted upon - but not after final payment under this contract - if the contracting officer decides that the facts justify such action.

(5) Failure to agree to any adjustment is a dispute under Clause B-9, Claims and Disputes, which is incorporated into this contract by reference (see paragraph s). Nothing in that clause excuses the supplier from proceeding with the contract as changed.

d. Reserved

e. Reserved

f. Reserved

g. Invoices

(1) The supplier's invoices must be submitted before payment can be made. The supplier agrees that submission of an invoice to the Postal Service for payment is a certification that:

(a) Any services being billed for have been performed in accordance with the contract requirements; and

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(b) Any supplies for which the Postal Service is being billed have been shipped pr delivered in accordance with the instructions issued by the contracting officer and that the supplies are in the quantity and of the quality designated in the contract.

(2) To ensure prompt payment, an original invoice (or electronic invoice, if authorized) must be submitted to the address designated in the contract to receive invoices for each destination and shipment. An invoice must contain:

(a) The supplier's name, remit to address (including ZIP+4) and phone number;

(b) Unique invoice number and invoice date;

(c) Any applicable task or delivery order number;

(d) A description of the supplies or services and the dates delivered or performed;

(e) The point of shipment or delivery;

(f) Quantity, unit of measure, unit price(s) and extension(s) of the items delivered;

(g) Shipping and payment terms, including GBL number if applicable; and

(h) Any additional information required by the contract.

h. Patent Indemnity. The supplier will indemnify the Postal Service and its officers, employees and agents against liability, including costs for actual or alleged direct or contributory infringement of, or inducement to infringe, any United States or foreign patent, trademark, or copyright, arising out of the performance of this contract, provided the supplier is reasonably notified of such claims and proceedings.

i. Payment

(1) Payment will be made for items accepted by the Postal Service that have been delivered to the delivery destinations set forth in this contract. The Postal Service will make payment in accordance with the Prompt Payment Act (31 U.S.C. 3903) and 5 CFR 1315. Payments under this contract may be made by the Postal Service either by check, electronic funds transfer or government credit card at the option of the Postal Service.

(2) In conjunction with any discount offered for early payment, time will be computed from the date of the invoice. For purposes of computing the discount earned, payment will be considered to have been made on the date which appears on the payment check or the date on which an electronic funds transfer was made.

j. Risk of Loss. Unless the contract specifically provides otherwise, risk of loss or damage to the supplies provided under this contract will remain with the supplier until, and will pass to the Postal Service upon:

(1) Delivery of the supplies to a carrier, if transportation is f.o.b. origin, or;

(2) Delivery of the supplies to the Postal Service at the destination specified in the contract, if transportation is f.o.b. destination.

k. Taxes. The contract price includes all applicable federal, state, and local taxes and duties.

l. Termination for the Postal Service's Convenience. The Postal Service reserves the right to terminate this contract, or any part hereof, for its sole convenience. In the event of such termination, the supplier must immediately stop all work and must immediately cause any and all of its suppliers and subcontractors to cease work. Subject to the terms of this contract, the supplier will be paid a percentage of the work performed prior to the notice of termination, plus reasonable charges the supplier can demonstrate to the satisfaction of the Postal Service using its standard record keeping system, have resulted from the termination. The supplier will not be required to comply with the cost accounting standards and principles for this purpose. This paragraph does not give the Postal Service any right to audit the supplier's records. The supplier will not be paid for any work performed or costs incurred which reasonable could have been avoided.

m. Termination for Default. The Postal Service may terminate this contract, or any part hereof, for default by the supplier, or if the supplier fails to provide the Postal Service, upon request, with adequate assurances of future performance. In the event of termination for default, the Postal Service will not be liable to the supplier for any amount for supplies or services not accepted, and the supplier will be liable to the Postal Service for any and all rights and remedies provided by law. The debarment, suspension, or ineligibility of the supplier, its partners, officers, or principal owners under the Postal Service's procedures (see 39 CFR Part 601) may constitute an act of default under this contract, and such act will not be subject to notice and cure pursuant to any termination of default provision of this contract. If it is determined that the Postal Service improperly terminated this contract for default, such termination will be deemed a termination for convenience.

n. Title. Unless specified elsewhere in this contract, title to items furnished under this contract will pass to the Postal Service upon acceptance, regardless of when or were the Postal Service takes physical possession.

o. Warranty. The supplier warrants and implies that the items delivered under this contract are merchantable and fit for the use for the particular purpose described in this contract.

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p. Limitation of Liability. Except as otherwise provided by an express or implied warranty, the supplier will not be liable to the Postal Service for consequential damages resulting from any defect or deficiencies in accepted items.

q. Other Compliance Requirements. The supplier will comply with all applicable Federal, State, and local laws, executive orders, rules and regulations applicable to its performance under this contract.

r. Order of Precedence. Any inconsistencies in this solicitation or contract will be resolved by giving precedence in the following order; (1) the schedule of supplies and services; (2) the Assignment, Disputes, Payments, Invoice, Other Compliances and Compliance with Laws Unique to the Postal Service Contracts paragraphs of this clause; (3) the clause at 4-2 Contract Terms and Conditions Required to Implement Policies, Statutes or Executive Orders; (4) addenda to this solicitation or contract, including any license agreements for computer software; (5) solicitation provisions if this is a solicitation; (6) other paragraphs of this clause; (7) Form 8203; (8) other documents, exhibits, and attachments, and (9) the specifications.

s. Incorporation by Reference. Wherever in this solicitation or contract a standard provision or clause is incorporated by reference, the incorporated term is identified by its title, the provision or clause number assigned to it in the Postal Service Interim Internal Purchasing Guidelines, and its date. The text of incorporated terms may be found in Appendix A (for provisions), or Appendix B (for clauses) of the Guidelines, accessible at www.usps.com/business. The following clauses are incorporated in this contract by reference:

(1) B-1, Definitions (May 2005)

(2) B-9, Claims and Disputes (May 2005)

(3) B-15, Notice of Delay (May 2005)

(4) B-16, Suspensions and Delays (May 2005)

(5) B-19, Excusable Delays (May 2005)

(6) B-30, Permits and Responsibilities (May 2005)

(7) 2-9 Definition of Delivery Terms and Supplier's Responsibilities (December 2003)

t. Shipping. The supplier must deliver goods that meet the prescribed physical limitations of the current U.S. Postal Service Domestic Mail Manual either by its own personnel/equipment or by use of the United States Postal Service, unless the contracting officer grants a waiver of this requirement. The supplier is responsible for ensuring that the packing and packaging are sufficient to protect the goods and ensure usability upon receipt.

CLAUSE 4-2 Contract Terms and Conditions Required to Implement Policies, Statutes or Executive Orders (May 2005)

a. Incorporation by Reference

(1) Wherever in this solicitation or contract a standard provision or clause is incorporated by reference, the incorporated term is identified by its title, the provision or clause number assigned to it in the Postal Service Interim Internal Purchasing Guidelines, and its date. The text of incorporated terms may be found in Appendix A (for provisions), or Appendix B (for clauses) of the Guidelines, accessible at www.usps.com/business. The following clauses are incorporated in this contract by reference:

(1)

Clause 1-5, Gratuities or Gifts (May 2005)

(2)

Clause B-9, Claims and Disputes (May 2005)

(3)

Clause B-25, Advertising of Contract Awards (May 2005)

(4)

Clause 9-1, Convict Labor (May 2005)

(5)

Clause 9-5, Contract Work Hours and Safety Standards Act - Safety Standards (May 2005)

(2) If checked, the following additional clauses are also incorporated in this contract by reference:

(Contracting officer will check as appropriate.)

(1) X Clause 1-1, Privacy Protection (May 2005)

(2) [ ] Clause 1-6, Contingent Fees (May 2005)

(3) X Clause 1-9, Preference for Domestic Supplies (May 2005)

(4) [ ] Clause 1-10, Preference for Domestic Construction Materials (May 2005)

(5) [ ] Clause 3-1, Small, Minority, and Woman-owned Business Subcontracting Requirements (May 2005)

(6) [ ] Clause 3-2, Participation of Small, Minority, and Woman-owned Businesses (May 2005)

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(7) [ ] Clause 9-2, Contract Work Hours and Safety Standards Act - Overtime Compensation (May 2005)

(8) [ ] Clause 9-3, Davis-Bacon Act(May 2005)

(9) [ ] Clause 9-6, Walsh-Healey Public Contracts Act (May 2005)

(10) X Clause 9-7, Equal Opportunity (May 2005)

(11) [ ] Clause 9-10, Service Contract Act (May 2005)

(12) [ ] Clause 9-11, Service Contract Act - Short Form

(May 2005)

(13) [ ] Clause 9-12, Fair Labor Standards Acts and Services Contract Act - Price Adjustments (May 2005)

(14) [ ] Clause 9-13, Affirmative Action for Handicapped Workers (May 2005)

(15) X Clause 9-14, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (May 2005)

b. Examination of Records.

(1) Records. "Records" includes books, documents, accounting procedures and practices, and other data, regardless of type and regardless of whether such items are in written form, in the form of computer data, or in any other form.

(2) Examination of Costs. If this is a cost-type contract, the supplier must maintain, and the Postal Service will have the right to examine and audit all records and other evidence sufficient to reflect properly all costs claimed to have been incurred or anticipated to be incurred directly or indirectly in performance of this contract. This right of examination includes inspection at all reasonable times of the supplier's plants, or parts of them, engaged in the performance of this contract.

(3) Cost or Pricing Data. If the supplier is required to submit cost or pricing data in connection with any pricing action relating to this contract, the Postal Service, in order to evaluate the accuracy, completeness, and currency of the cost or pricing data, will have the right to examine and audit all of the supplier's records, including computations and projections, related to:

(a) The proposal for the contract, subcontract, or modification;

(b) The discussions conducted on the proposal(s), including those related to negotiating;

(c) Pricing of the contract, subcontract, or modification; or

(d) Performance of the contract, subcontract or modification.

(4) Reports. If the supplier is required to furnish cost, funding or performance reports, the contracting officer or any authorized representative of the Postal Service will have the right to examine and audit the supporting records and materials, for the purposes of evaluating:

(a) The effectiveness of the supplier's policies and procedures to produce data compatible with the objectives of these reports; and

(b) The data reported.

(5) Availability. The supplier must maintain and make available at its office at all reasonable times the records, materials, and other evidence described in paragraphs (a) through (d) of this clause, for examination, audit, or reproduction, until three years after final payment under this contract or any longer period required by statute or other clauses in this contract. In addition:

(a) If this contract is completely or partially terminated, the supplier must make available the records related to the work terminated until three years after any resulting final termination settlement; and

(b) The supplier must make available records relating to appeals under the claims and disputes clause or to litigation or the settlement of claims arising under or related to this contract. Such records must be made available until such appeals, litigation or claims are finally resolved.

CLAUSE 4-16 Substitution of Information Technology (May 2005)

This clause acknowledges that some of the contracted for equipment may not be readily available or may permanently go out of production. Based on the authority of this clause, the supplier may request a one-time or permanent substitution of one or more contract line items. Such requests must be made in writing to the contracting officer, with a copy to the COR.

The following conditions must be met:

a. The replacement item(s) must meet or exceed all contract specifications that were applicable to the items being replaced.

b. The replacement item(s) must be priced equal to, or less than, the item(s) being replaced.

c. The replacement item(s) must be reviewed, and be determined to be acceptable by the Postal Service technical representative.

d. The replacement item(s) must be approved in writing by the contracting officer and incorporated into the contract.

The supplier's request for a replacement may not exceed the required delivery time of any items. Upon formal acceptance of a replacement, the contracting officer may grant a day-to-day extension to the delivery schedule for the time the Postal Service took to approve the replacement. No extension may be granted in the case of unaccepted proposed replacements.

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CLAUSE 4-17 Technology Enhancement (May 2005)

a. Definitions

(1) Enhancement, replacement, and upgrade are used interchangeably throughout this clause.

(2) Cost to performance ration is a form of comparative measurement and means the contracts costs of a given item or configuration per a quantifiable unit of performance or capability, such as (but not limited to) storage capacity (in megabytes), speed (in megahertz), energy consumption efficiency, etc.

b. The supplier must propose technology enhancement of information technology equipment, firmware, or software configurations being provided under this contract whenever product lines of newer technology become available that may save money, improve performance, or save energy. All proposed upgrades must meet the following requirements:

(1) All mandatory requirements of the contract must continue to be met.

(2) Overall contract life cycle costs may not increase as a result of the upgrade.

(3) The proposed upgrade or enhancement will: (1) either afford a better cost to performance ration compared to existing contract offerings/configurations; or (2) at minimum, must result in at least equal operability, maintainability, reliability, and overall system performance while providing some additional benefit or advantage to the Postal Service.

(4) The replacement configuration proposal must be acceptable to the COR.

c. As a minimum, the following information must be submitted by the supplier with each proposal:

(1) A description of the difference between the existing contract requirement and the proposed change along with the comparative advantages and disadvantages of each.

(2) Suggested contract requirements which should be changed if the proposed technology enhancement is adopted.

(3) A complete pricing proposal that evidences the commerciality of the pricing. (The price for the upgraded product, or configuration, can be no greater than the standard commercial price of the replacement product less a discount factor equal at least to the discount afforded the Postal Service in the supplier's final proposal for the original, taking into account the age of the original product in its life cycle.

(4) An evaluation of the proposed change's effect on collateral costs, costs of related items, and costs of maintenance and operation.

(5) Timing as to when the modification adopting the technology enhancement must be issued to ensure the maximum benefit to the Postal Service.

(6) Identify any effect on the contract completion or delivery schedule.

(7) Any other information that may be required by the contracting officer.

d. Technology enhancements, as contemplated by this clause, will not be added to the contract except by written, bilateral modification to the contract.

e. The decision by the contracting officer to accept or reject any proposal under this contract is final and not subject to the Disputes clause.

DELIVERABLE REPORTS (Clause OB-37) (Revised June 2005)

Reports called for under this contract must be delivered in accordance with the following schedule:

   REPORT TITLE

  DATE
Diversity Sub-Contracting Report

Quarterly
            Spend Data Report

Monthly

(specific format and content of the report to be established after award)

** In accordance with solicitation clause 3-2 - Participation of Small, Minority and Woman-Owned Businesses in Part 3 - General Clauses, the supplier is required to submit a report to the contracting officer.  The report must be submitted within 15 calendar days after the end of each calendar-year quarter, describing all subcontract awards to small, minority, or woman-owned businesses. The contracting officer may require more frequent reports, if considered necessary.  Electronic reporting will be utilized.

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PART 4 - LIST OF DOCUMENTS, EXHIBITS, AND OTHER ATTACHMENTS

Attachment No.

 No of Pages

Attachment Title

1

5

Statement of Work

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Attachment 1

Statement of Work

United States Postal Service

Radio Devices

1.0

Scope

This Statement of Work (SOW) describes the contractor’s responsibilities to satisfy the requirements of the United States Postal Service (USPS) for a Land Mobile Radio Device.  The geographic area of this SOW includes the 50 states and all possessions (US&P).  The contractor will supply, ship and program/configure the proposed devices.

1.1

Background

The USPS requires a communication device for its smaller non-processing facilities in order for employees, management and Law Enforcement to communicate. The USPS wants to make use of the latest radio technology to provide enhanced communications capabilities while keeping the communications system compact, simple and user friendly.

1.2

Frequency Coordination and Assignments

All radio devices that are to be proposed and supplied must operate in the 406.1000 MHz to 420.0000 MHZ band.  Only one simplex frequency will be used.

1.3

Postal Organizations

There are a number of USPS organizations that will require support under this SOW, the major entities are as follows:

•

Delivery Operations

•

Administrative Operations

•

Window Services

•

General Office Operations

1.4

Postal Facilities

There are many configurations of USPS Facilities that require radio system and component support under this SOW, the major facilities are as follows:

•

Main Post Offices (MPO)

•

Associate Post Offices (AO)

•

Administrative Offices

•

Training and Technical Centers

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•

Headquarters and Domiciled Units

1.5

Applicable Documents

•

NTIA Manual of Regulations and Procedures for Federal Radio Frequency Management – Chapter 5

•

FCC Bulletin OET 65

•

FCC CFR 47

2.0

Radio Equipment Operating Requirements

All radio equipment offered under this SOW is to be fully compliant with all FCC and NTIA regulations for use in the 406.1000MHz to 420.0000MHz spectrum.  The proposed device is to radiate 4 watts of power in the transmit mode.   The proposed device must have at least four channels.

2.1

Channelization

All radio equipment shall provide 12.5 KHz Channelization in the allocated USPS frequency spectrum.

2.2

Transmit/Receive Technology

Analog radio equipment technology is to be offered under this SOW.

2.2.1

Transmit Timer

All radio devices shall have an automatic transmit timer which shall turn off the transmitter after a predetermined length of transmission and alert the operator that the transmitter is off with an audible tone.  The timer length shall be programmable.

2.3

Encryption

None required under this SOW.

2.4

Voice Quality

Voice quality for all transmissions shall be crisp and clear.  Voice recognition should be distinguishable between male and female voices.  The words and phrases stated by a user shall be clearly understood by another.

2.5

Display

None required under this SOW.

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2.6

Keypad Requirements

None required under this SOW.

2.7

Battery/Charger Requirements

The battery for the proposed device shall provide for 8 hours of operation assuming a duty cycle of 5% transmit, 5% receive and 90% standby.  The proposed battery charger should be able to fully charge the battery at a rapid rate.  Both single and multiple unit chargers should be proposed.

2.8

Antenna Requirements

The proposed device will utilize an antenna so that the appearance does not appear out of the ordinary from a wireless device.  The antenna should be the shortest in length available for that particular frequency. The antenna shall be detachable.

2.9

External Operations

The proposed device shall be capable of operating with an external headset, speaker microphone and an external antenna.

2.10

Device Quality

The proposed device should be able to operate in a normal office environment.  The volume of the device must be audible within a normal office environment.

2.11

Coded Squelch Systems

The proposed devices must utilize Coded Squelch.

3.0

Inventory and Site Database

The contractor is to develop and maintain an inventory and site database that would offer at a minimum, the following informational categories:

•

Location Name

•

Location Address

•

Location Function Type (as outlined in section 1.3)

•

Radio Equipment Quantity Delivered

The database must be in a format that is compatible and compliant with current USPS LAN technology and software.  The database should be considered to have “CONFIDENTIAL” data on it and must be protected and secured accordingly.

4.0

Radio Equipment Programming

All radio equipment purchased under this contract will be fully programmed either at the

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Attachment 1

contractors place of business or at the affected USPS Facility.  The devices will utilize one simple frequency in the UHF Band (406.0000 to 420.0000 MHz).

4.1

Definition of Radio Equipment

For purposes of this section, the term Radio Device means the following:

•

Any device which transmits or receives radio signals

•

Any device which connects the transmitter/receiver to an antenna

•

All radio antennas

•

All devices which permit the operation of any radio equipment to function

5.0

Instruction

The proposed device must be shipped with clear and concise documentation on the following criteria:

•

How to put together the radio device when received

•

Proper power up and shutdown of the radio equipment

•

Channel selection and the properties of each

•

Proper talk methods, listen modes

•

Battery charging and battery replacement procedures

•

Coverage limits of the equipment

•

Explain all buttons and lights on the radio equipment

•

Warranty return procedures

6.0

Warranty

All radio equipment purchased under this contract must be fully warranted for one (1) year once received by the USPS.  The warranty will include repairs or replacement of all purchased radio equipment that fails to operate as designed.  All of the repairs, replacement, travel and other related items whether labor or material costs will be borne by the contractor.  The warranty covers all parts and equipment that were purchased under the contract.  The warranty insures that the USPS is covered in the event of poor workmanship, defective equipment, bad design and malfunctioning equipment.  The USPS is not covered when equipment has been damaged by the USPS or caused to be damaged by acts of nature and/or neglect.

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7.0

Maintenance

All radio equipment and related components purchased under this contract must be fully warranted for one (1) year from date of acceptance.  During the warranty period all radio equipment will fall under this paragraph as maintenance.  The contractor will supply a toll free maintenance telephone number for USPS personnel to report any maintenance problems with radio equipment purchased under this contract.

7.1

After Warranty Maintenance

None required under this SOW.

7.2

Spend Reporting

The contractor is to develop a database or spreadsheet that will be provided to the Contracting Officer.  This report will be required once during each of the first three months of the contract and quarterly thereafter.  At a minimum, this report will offer the following informational categories:

•

Location Name

•

Location Address

•

Location Function Type (as outlined in section 1.3)

•

Price of items as listed above

•

Date of Radio Shipped

It is our intention to track the total spend of this contract through this vehicle.  The spend should be able to be analyzed through any of the sub-categories above.

The spreadsheet or database must be in a format that is compatible and compliant with current USPS LAN technology and software.  The spreadsheet or database should be considered to have “CONFIDENTIAL” data on it and must be protected and secured accordingly.

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